Exhibit 99.1

Equinox Fund Management, LLC & Subsidiaries

Financial Report

December 31, 2011

Contents

Independent Auditor’s Report	1

Consolidated Statement of Financial Condition	2
Notes to Consolidated Statement of Financial Condition	3 -13

Independent Auditor’s Report

To the Executive Committee

Equinox Fund Management, LLC and Subsidiaries

Denver, Colorado

We have audited the accompanying consolidated statement of financial condition of Equinox Fund Management, LLC and Subsidiaries (the Company) as of December 31, 2011. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Equinox Fund Management, LLC and Subsidiaries as of December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

April 9, 2012

Equinox Fund Management, LLC and Subsidiaries

Consolidated Statement of Financial Condition

December 31, 2011

ASSETS
Cash and cash equivalents	$1,924,573
Investment in Guggenheim Partners Covered Call Fund, LP	51,049,348
Other investments	6,934,107
Due from affiliates	6,287,159
Property and equipment, net	1,636,994
Prepaids and other assets	663,716

Total assets	$68,495,897

LIABILITIES & MEMBERS’ CAPITAL

LIABILITIES
Accounts payable	$4,989,465
Swap liability	51,049,348
Accrued expenses	848,540
Deferred service fee revenue	384,364
Due to affiliates	274,946

Total liabilities	57,546,663

MEMBERS’ CAPITAL (Note 5)
Members’ capital (Class A accumulated, undeclared, distributions of $488,100)	11,003,234
Non-controlling interest	(54,000)

Total members’ capital	10,949,234

Total liabilities and members’ capital	$68,495,897

See Notes to Consolidated Statement of Financial Condition.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Statutory Trust, which consists of Frontier Diversified Series, Frontier Dynamic Series (closed to outside investors effective July 15, 2011 and existing outside investors liquidated as of July 15, 2011), Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series, Berkeley/Graham/Tiverton Series (formerly Campbell/Graham/Tiverton Series), Currency Series, Long Only Commodity Series (ceased trading operations as of December 21, 2011), Managed Futures Index Series (ceased trading operations as of December 21, 2011), Winton Series and Winton/Graham Series (each a Series and collectively, the Series), the MutualHedge Frontier Legends Fund (MHFLF) and Equinox Commodity Strategy Fund (ECSF), registered mutual funds (collectively, the Mutual Funds).

The Company has three classes of capital investors, as defined in the Operating Agreement of the Company (the Agreement).

“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of December 31, 2011, the only active classes of capital investors were Class A and Class B.

Equinox Distributors, Inc. (EDI), a wholly-owned subsidiary of the Company, commenced operations on January 1, 2008 to provide wholesaling support services to the Trust. As of May 11, 2008, EDI’s operations were transferred to an affiliated organization Bornhoft Group Securities Corporation (BGSC).

BGSC is a Colorado corporation formed on February 11, 1988. BGSC conducts business as a broker-dealer in securities. BGSC’s operations consist of marketing trusts and limited partnership interests in public and private commodity pools, mutual funds and investment partnerships for the Company. The Company consolidates BGSC as a variable interest entity.

The Company consolidated BGSC (as a variable interest entity) for financial statement presentation. BGSC is an affiliate under common ownership with the Company. A variable interest was created in BGSC due to certain transactions with related parties. Financial information of BGSC as of December 31, 2011 consisted of the following:

Assets	$778,369
Liabilities	482,369
Shareholder’s equity	296,000

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

BGSC operates under Rule 15c3-3(k)(1) of the Securities Exchange Act of 1934 and is exempt from the reserve and possession or control requirements of Rule 15c3-3. BGSC does not carry or clear customer accounts and does not handle any other customer transactions.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The Company follows Generally Accepted Accounting Principles (GAAP) as established by the Financial Accounting Standards Board (FASB), to ensure consistent reporting of financial condition.

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of the Company, EDI and BGSC. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of consolidated statements of financial condition in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statements of financial condition. Actual results could differ from those estimates. Significant judgments and estimates include estimated useful lives of property and equipment and investment valuations.

Cash and cash equivalents: Cash and cash equivalents include highly liquid instruments with original maturities of three months or less at the date of acquisition.

Investment transactions and valuation: The Company accounts for its investments under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes its pro rata share of the earnings or losses from each investment as of the end of each calendar month. The Company’s investments in the Trust and mutual funds are recorded using an unadjusted published daily net asset value, and as such these investments are recorded at fair value.

Investment in Guggenheim Partners Covered Call Fund, LP: On December 9, 2011, the Company purchased a limited partnership interest in the Guggenheim Partners Covered Call Fund, LP (the Fund) for $50,000,000, pursuant to a swap agreement with Scotia Capital, a division of the Bank of Nova Scotia. The Company holds the investment as custodian for Scotia Capital and will receive automatic quarterly redemptions as outlined in the LP agreement, through December 31, 2016, the scheduled redemption date. These redemptions will be remitted entirely to Scotia Capital upon receipt. In exchange for the services provided related to this agreement, the Company earns a management fee at an annualized rate of 0.30% of the capital balance of the investment. The investment in the Fund may be redeemed in whole or in part on the last day of each month with at least thirty days prior written notice to the general partner of the Fund. However, the general partner may suspend or limit redemption rights if such redemptions are deemed not reasonably practicable. The investment in the Fund is recorded at fair value based on the reported net asset value of the Fund.

Property and equipment: Property and equipment includes furniture, fixtures, computer equipment, computer software and internally developed computer software. The Company capitalizes qualifying internally developed software costs, which are principally incurred during the application development stage. Property and equipment are recorded at cost and depreciated on straight-line method over useful lives ranging from five to seven years. Internally developed software in process is not depreciated until placed in production. The following outlines property and equipment as of December 31, 2011:

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Property and equipment
Furniture, fixtures and equipment	$857,996
Computer software and internally developed software	760,720
Internally developed software in process	378,693

1,997,409
Less: Accumulated Depreciation	(360,415)

Total property and equipment, net	$1,636,994

When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Maintenance and repair costs are charged to expense as incurred.

Impairment of long-lived assets: The Company reviews long-lived assets, consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the year ending December 31, 2011.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the financial statements contain no provision for payment or refund of federal or state income taxes.

The FASB provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2011 management has determined that there are no material uncertain tax positions. The Company is not subject to examination by US federal and state tax authorities for tax years before 2008.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Fund, the Trust, the Mutual Funds, receivables and prepaid expenses which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of liabilities recorded at contracted amounts that approximate fair value.

Swap liability: On December 9, 2011, the Company entered into a derivative swap transaction with Scotia Capital, a division of the Bank of Nova Scotia. Pursuant to the terms of the agreement, the Company purchased a partnership interest in the Fund and will receive automatic quarterly redemptions from the Fund which will then be remitted entirely to Scotia Capital. Scotia Capital may terminate the agreement prior to the stated redemption date by providing written notice to the Company at least one business day in advance. The balance owed to Scotia Capital under the agreement is recorded at fair value which represents the net asset value of the investment in the Fund.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Deferred service fee revenue: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenue (see Note 4).

Concentrations of credit risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with high credit quality institutions to limit its credit exposure. The balance of deposit accounts is in excess of federally insured limits; however, the Company does not believe it is exposed to any significant credit risk.

The Company derives the majority of its revenue from related parties or affiliated entities (Note 4).

Recently adopted accounting pronouncements: In January 2010, the FASB issued an amendment to the guidance on determining fair value which requires new disclosures and reasons for significant transfers of financial assets and liabilities between Levels 1 and 2. This amendment also clarifies that fair value measurement disclosures are required for each class of financial assets and liabilities, and disclosures about inputs and valuation techniques are required for both Level 2 and Level 3 measurements. It further clarifies that the reconciliation of Level 3 measurements should separately present purchases, sales, issuances, and settlements instead of netting these changes. With respect to matters other than Level 3 measurements, the amendment was effective for periods beginning on or after December 15, 2009, and was adopted by the Company. The guidance related to Level 3 measurements was effective for periods beginning on or after December 15, 2010. As this update was disclosure related, adoption of this guidance did not have a material impact on the Company’s consolidated statement of financial condition.

Note 2. Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company uses the following methodologies to value assets and liabilities at fair value:

Investment in the Fund: Depending on the redemption options available, as a practical expedient it may be possible that for investments in other funds, the reported net asset value (NAV) represents fair value based on observable data such as ongoing redemption and/or subscription activity. In these cases, the

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

NAV is considered as a level 2 input. However, certain funds may provide the manager with the ability to suspend or postpone redemptions (a “gate”), or a “lock-in period” upon initial subscription, within which the Company may not redeem in a timely manner. In the case of the imposition of a gate, if a “lock-in period” in excess of 3 months is remaining at the balance sheet date, or if the Company may not redeem its holding in the fund within 3 months or less, the Company’s ability to validate or verify the NAV through redeeming is impaired, and the investment is classified as level 3. The investment in the Fund and the resulting swap liability are classified as level 3 inputs.

The Trust and Mutual Funds: The Company’s investments in the Trust and mutual funds are recorded based upon unadjusted published daily net asset values for the identical asset. These investments are reported at fair value using level 1 inputs.

Trading Securities: These instruments include open trade equity positions (futures and options) that are recorded using quoted prices for identical or similar assets that are not traded in active markets. These positions are reported using level 2 inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those investments.

The following table represents the Company’s fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2011:

	Fair Value Measurements
	Fair Value at December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investment in the Fund	$51,049,348	$—	$—	$51,049,348
Investment in the Trust	6,538,575	6,538,575	—	—
Investment in the Mutual Funds	207,962	207,962	—	—
Open trade equity	187,570	—	187,570	—

Total assets measured at fair value	$57,983,455	$6,746,537	$187,570	$51,049,348

Liabilities:
Swap liability	$(51,049,348)	$—	$—	$(51,049,348)

Total liabilities measured at fair value	$(51,049,348)	$—	$—	$(51,049,348)

The Company assesses the levels of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Company’s accounting policies regarding the recognition of transfers between levels of the fair value hierarchy. There were no transfers among levels 1, 2 and 3 during the year.

Financial instruments classified as Level 3 in the fair value hierarchy represent investments in financial instruments in which the Company has used at least one significant unobservable input in the valuation. The following table presents a reconciliation of activity for the Level 3 financial instruments:

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

	Investment in the Fund	Swap liability
Balance, beginning of year	$—	$—
Transfers into Level 3	—	—
Purchases	50,000,000	(50,000,000)
Proceeds from distributions	—	—
Net realized gain/(loss)	—	—
Net change in unrealized appreciation	1,049,348	(1,049,348)

Balance, end of year	$51,049,348	$(51,049,348)

Note 3. Investments in the Trust

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1.0% interest in the capital of Frontier Long/Short Commodity Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust as of December 31, 2011 are presented below:

		Information of the Investee Series of The Frontier Fund as of and for the Year Ended December 31, 2011
Series	Investment Value As of 31-Dec-11	Assets	Liabilities	Total Capital	Non-Controlling Interest	Total Owner’s Capital Net of Non- Controlling Interest	Equinox % of Ownership	Results of Operations
Balanced Series	$3,510,422	$298,654,373	$2,586,960	$296,067,413	$40,633,336	$255,434,077	1.37%	$(12,244,073)
Winton Series	34,276	50,363,648	315,524	50,048,124	—	50,048,124	0.07%	2,726,633
Berkeley/Graham/Tiverton Series	7,878	40,083,210	469,238	39,613,972	—	39,613,972	0.02%	(9,268,132)
Currency Series	2,563	4,354,420	35,063	4,319,357	—	4,319,357	0.06%	(620,937)
Winton/Graham Series	55,553	31,026,648	252,961	30,773,687	—	30,773,687	0.18%	(4,498,779)
Long Only Commodity Series	—	1,453,084	1,453,084	—	—	—	0.00%	(79,119)
Frontier Long/Short Commodity Series	796,347	107,793,563	26,609,258	81,184,305	10,223,579	70,960,726	1.12%	4,459,637
Managed Futures Index Series	—	1,242,112	1,242,112	—	—	—	0.00%	(358,277)
Frontier Diversified Series	1,514,074	135,642,082	1,668,478	133,973,604	—	133,973,604	1.13%	(4,382,558)
Frontier Dynamic Series	—	—	—	—	—	—	0.00%	(62,632)
Frontier Masters Series	617,462	53,200,171	316,762	52,883,409	58,412	52,824,997	1.17%	(1,019,452)

	$6,538,575	$723,813,311	$34,949,440	$688,863,871	$50,915,327	$637,948,544	1.02%	$(25,347,689)

The Company is the Trust’s Managing Owner, as defined in the Agreement. The Company does not consolidate the financial statements of the Trust, as its ownership is de minimus and it does not control the Trust. Additionally, the non-managing owners’ have the ability to remove the Company based upon a simple majority vote.

Note 4. Related Party Transactions

The Company invested or withdrew funds from the Series of the Trust during the year ending December 31, 2011, as presented below:

Investments/withdrawals:
Aggregate investments	$1,710,000
Aggregate withdrawals	4,488,776

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Management fees: Each Series of the Trust, except Frontier Dynamic Series, pays to the Company a monthly management fee equal to a certain percentage of such Series’ notional value, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 0.75% for the Frontier Diversified Series, 2.0% for the Frontier Masters Series and Frontier Long/Short Commodity Series Classes 1a, 2a and 3a, 2.5% for the Berkeley/Graham/Tiverton Series and Winton/Graham Series, 2.0% for the Winton Series, and Currency Series, and 3.5% for the Frontier Long/Short Commodity Series Classes 1, 2, and 3. As of December 31, 2011, $1,120,495 is due from the Series for management fees and is included in due from affiliates on the consolidated statement of financial condition.

Trading fees: Each Series pays to the Company a monthly trading fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the trading fee is up to 0.75% for the Balanced Series, Berkeley/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, and Long/Short Commodity Series Classes 1, 2, and 3. The annual rate of the trading fee is 2.25% for the Frontier Diversified Series, Frontier Masters Series, and Frontier Long/Short Commodity Series Classes 1a, 2a, and 3a. As of December 31, 2011, $715,113 is due from the Series for trading fees and is included in due from affiliates on the consolidated statement of financial condition.

Incentive fees: In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Berkeley/Graham/Tiverton Series, Winton/Graham Series, Frontier Diversified Series, Frontier Masters Series and Frontier Long/Short Commodity Series employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced Series and Frontier Diversified Series and 20% for the Winton Series, Currency, Berkeley/Graham/Tiverton Series, Winton/Graham Series, Frontier Masters Series, and Frontier Long/Short Commodity Series (all classes). The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance. As of December 31, 2011, $1,844,116 is due from the Series for incentive fees and is included in due from affiliates on the consolidated statement of financial condition.

Interest fees: Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1, 2, and 3, Winton Series, Berkeley/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at futures commission merchants, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a, 2a, and 3a, Frontier Long/Short Commodity Series (all classes), Frontier Diversified Series, and Frontier Masters Series is paid to the Company. As of December 31, 2011, $717,850 is due from the Series for interest fees and is included in due from affiliates on the consolidated statement of financial condition.

Service fees: With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. These fees are reimbursed by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV of the Series, calculated daily. Consequently, the Company bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by the Company and the amount of the reimbursement thereof, which may result from variations in NAV of the Series over the following 12 months. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. With respect to Class 2 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25%, which the Company pays to the selling agents of the Trust. With respect to Class 1 and 2 of each Series, the Series pays monthly to the Company a custodial and due diligence fee at an annualized rate of up to 0.12%, which the Company pays to the selling agent of the Trust. As of December 31, 2011, initial and trailing service fees receivable from the Trust were $75,668 and $806,690, respectively, and are included in due from affiliates on the consolidated statement of financial condition.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Investment advisory fees: As compensation for its services and the related expenses borne by the Company, MHFLF pays the Company a management fee, calculated and accrued daily and paid monthly, at an annual rate of 1.45% of MHFLF’s average daily net assets. Prior to February 1, 2011, MHFLF paid the Company a management fee calculated at an annual rate of 1.70% of MHFLF’s average daily net assets.

The Company has agreed, at least until January 31, 2012, to waive a portion of its advisory fee and has agreed to reimburse MHFLF for other expenses to the extent necessary so that the total expenses incurred by MHFLF (excluding front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs such as interest and dividend expenses on securities sold short, or extraordinary expenses, such as litigation, not incurred in the ordinary course of MHFLF’s business) do not exceed 1.86%, 2.61% and 1.61% per annum of MHFLF’s average daily net assets for Class A, Class C and Class I shares, respectively. Prior to February 1, 2011, the Company had agreed to waive a portion of its advisory fee and reimburse MHFLF for other expenses so that the total expenses incurred by MHFLF did not exceed 2.20% and 2.95% per annum of MHFLF’s average daily net assets for Class A and Class C shares, respectively.

If the Company waives any fee or reimburses any expense, and MHFLF’s operating expenses are subsequently less than 1.86%, 2.61% and 1.61% of average daily net assets attributable to Class A, Class C and Class I shares, respectively, the Company shall be entitled to reimbursement by MHFLF for such waived fees or reimbursed expenses provided that such reimbursement does not cause MHFLF’s expenses to exceed 1.86%, 2.61% and 1.61% of average daily net assets for each share class.

The Company may seek reimbursement only for expenses waived or paid by it during the three fiscal years prior to such reimbursement. As of December 31, 2011, $987,778 is due from MHFLF for advisory fees; this amount is included in due from affiliates on the consolidated statement of financial condition.

ECSF pays the Company a monthly advisory fee at an annual rate of 1.08% of ECSF’s average net assets. The Company has agreed, at least until January 28, 2012, to waive a portion of its advisory fee and has agreed to reimburse ECSF for other expenses to the extent necessary so that the total expenses incurred by ECSF (excluding front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs such as interest and dividend expenses on securities sold short, or extraordinary expenses, such as litigation, not incurred in the ordinary course of ECSF’s business) do not exceed 1.51%, 2.26% and 1.26% per annum of ECSF’s average daily net assets for Class A, Class C and Class I shares, respectively.

If the Advisor waives any fee or reimburses any expense, and ECSF’s operating expenses are subsequently less than 1.51%, 2.26% and 1.26% of average daily net assets attributable to Class A, Class C and Class I shares, respectively, the Company shall be entitled to reimbursement by ECSF for such waived fees or reimbursed expenses provided that such reimbursement does not cause ECSF’s expenses to exceed 1.51%, 2.26% and 1.26% of average daily net assets for each share class.

The Advisor may seek reimbursement only for expenses waived or paid by it during the three fiscal years prior to such reimbursement. The Board may terminate this expense reimbursement arrangement at any time. As of December 31, 2011, the amount owed to ECSF for reimbursable expenses was $18,574. This amount is included in due to affiliates on the consolidated statement of financial condition.

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation and asset allocation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

value of the Trust, calculated daily. The Company also paid for certain expenses on behalf of The Bornhoft Group Corporation during 2011. As of December 31, 2011, a net amount of $10,304 is due to The Bornhoft Group Corporation and is included in due to affiliates on the consolidated statement of financial condition.

The Company incurred legal expenses attributable to the purchase of BGSC for the benefit of Equinox Financial Group, LLC. As of December 31, 2011, the amount due from Equinox Financial Group, LLC was $19,449. This amount is included in due from affiliates on the consolidated statement of financial condition.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of December 31, 2011, amounts due to Solon Capital were $246,068 and are included in due to affiliates on the consolidated statement of financial condition.

Note 5. Members’ Capital

Capital contributions among the three Classes (Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of December 31, 2011 were $488,100.

Distributions of Capital or profits may only be made upon authorization by the management committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust (see Note 3) and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A put option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above. As the date and amount are not fixed, the underlying shares that carry the put option are recorded as equity.

Total capital contributions to Classes A, B and C totaled $5,381,000, $2,603,146 and $0, respectively, as of December 31, 2011. There were no additional capital contributions to any class during the year ended December 31, 2011.

The Company made distributions in the amount of $3,790,650 to the Class A Member under the Class A Minimum Return Threshold and to the Class B Member in the amount of $2,259,350 during the year ended December 31, 2011. Cumulative distributions to Classes A, B and C totaled $7,314,350, $2,259,350 and $0, respectively, as of December 31, 2011.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Note 6. Commitments and Contingencies

Building lease: On September 17, 2010, the Company entered into a Lease Agreement (Lease) for office space in Denver, Colorado. The commencement date of the Lease was November 1, 2010 and is set to expire on February 29, 2016, subject to adjustments per the agreement.

Future minimum payments under the Lease are as follows:

Year or period ending:
December 31, 2012	$252,189
December 31, 2013	257,752
December 31, 2014	263,315
December 31, 2015	268,878
February 29, 2016	44,968

Total	$1,087,102

Contingencies: The Company is involved in certain legal actions in the normal course of business. Management believes that the ultimate resolution with respect to these matters will not materially affect the financial position of the Company.

Indemnifications: During the ordinary course of business, the Company makes certain indemnities and commitments under which it may be required to make payments in relation to certain transactions. These indemnities include indemnities to customers in relation to the Company’s performance under contracts to the maximum extent permitted under the law. The Company has not recorded any liability for these indemnities and commitments in the accompanying consolidated statement of financial condition. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

Note 7. Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both: market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

Note 8. Net Capital Requirements

BGSC, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. Under the rule, BGSC is required to maintain “net capital” of 6 2/3 percent of “aggregate indebtedness” or $5,000, whichever is greater, as these terms are defined, and requires that the ratio of aggregate indebtedness to net capital, both as defined not to exceed 15 to 1. The rule also provides that equity capital may not be withdrawn if the resulting net capital ratio would exceed 10 to 1. As of December 31, 2011, BGSC had net capital of $164,499, which was $132,341 in excess of its required net capital of $32,158. BGSC’s ratio of aggregate indebtedness to net capital was 2.9 to 1.

Note 9. Subsequent Events

The Company has evaluated subsequent events for potential recognition or disclosure through April 9, 2012, the date the consolidated statement of financial condition was available to be issued and identified the following event requiring disclosure:

On January 4, 2012, Bornhoft Group Securities Corporation converted from a Colorado corporation to a Delaware limited liability company and formally changed its name to Equinox Group Distributors, LLC. The primary shareholder sold 100% of his investment to Equinox Financial Group, LLC. All liabilities have been assumed by Equinox Group Distributors, LLC. The variable interest held by the Company in BGSC was eliminated as a result of this transaction.